                                                                       EX-99.B11


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this amended Registration Statement on Form N-1A of our report dated February 8, 1996, relating to the financial statement of the Vanguard Selected Value Portfolio of Vanguard Whitehall Funds, Inc., which appears in such Statement of Additional Information.


PRICE WATERHOUSE LLP

Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103

February 12, 1996